EXHIBIT 99.1
Comerica to Sell Stake in Munder Capital Management
Comerica to Receive $302 Million Plus Full Interest
in World Asset Management
     DETROIT, August 4, 2006 — Comerica Incorporated (NYSE:CMA) today announced it has reached a definitive agreement to sell its stake in Munder Capital Management to an investor group comprising Crestview Partners, L.P. and Munder’s management. Grail Partners, LLC, which advised Munder’s management team, will also invest in the buyout. Munder provides investment advisory services to institutions, municipalities, unions, charitable organizations and private investors, and also serves as investment advisor for Munder Funds.
     Munder has approximately $41 billion in total assets under management. As a part of the transaction, Munder will continue to manage $25.1 billion in assets, which includes $9.1 billion in actively managed equity securities; $6.3 billion in fixed income securities; and $9.7 billion in cash management assets. Comerica will obtain full ownership in World Asset Management, an internal division of Munder with $15.9 billion in indexed assets under management.
     For its approximately 90 percent fully diluted interest in Munder, Comerica expects to receive $302 million and Munder management’s interest in World Asset Management. The $302 million will consist of a cash payment of $232 million, payable upon closing, and an additional payment in the form of an eight percent interest-bearing, seven-year note with an initial principal amount of $70 million. The $70 million principal amount would be realized if Comerica client-related revenues received by Munder remain consistent with current levels. The principal amount of the note may be increased to a maximum of $80 million or decreased depending on the level of such revenues earned in the five years following the closing of the transaction. Repayment of the principal is scheduled to begin after the sixth anniversary of the closing of the transaction and to be paid off within one year.
     Completion of the closing, which is currently anticipated in late 2006, is subject to certain regulatory and third party approvals and the satisfaction of other customary conditions.
     Comerica expects it will recognize an initial after-tax gain from the sale of Munder in the range of $100 — $110 million upon closing. Future gains related to the note are expected to be recognized periodically as revenue targets from Comerica-referred sources are achieved. The potential future gains are expected to occur between the end of 2007 and the fourth quarter of 2011, unless fully earned prior to that time.
     Ralph W. Babb Jr., chairman and chief executive officer of Comerica said, “This transaction is the right move for our clients and shareholders. We will continue to offer clients a full suite of products, including Munder’s investment management products. At the same time, Comerica intends to use the proceeds from the sale of Munder to advance its strategy of investing in growth markets and businesses and to repurchase shares.
     “This transaction is aligned with our strategy, which includes applying our proven relationship-driven model to higher growth markets, maintaining strong credit quality controls, and growing and balancing our mix of business to deliver attractive shareholder returns. An important element of that strategy is to grow our Wealth & Institutional Management platform. We are proud of our association with Munder and look forward to a long and lasting relationship with them.”
     Dennis J. Mooradian, executive vice president of Wealth & Institutional Management said, “Comerica has a highly effective wealth management platform, which includes Comerica Asset Management, our proprietary asset management division; Wilson Kemp & Associates, a boutique asset manager focused on private and institutional clients; and World Asset

Management. Comerica will continue to drive growth in our investment management businesses through our open architecture platform, which makes available a wide array of investment alternatives for individual and institutional investors, including Munder’s products. Wealth & Institutional Management also offers clients a host of other private banking, trust, brokerage and insurance products and services.”
     Excluding the assets associated with World Asset Management, Munder contributed $16 million to Comerica’s pre-tax income in 2005 and $8 million for the first half of 2006. The 2005 pre-tax income contribution excludes the $53 million pre-tax net gain from the sale of Framlington Group Limited. The 2006 pre-tax income contribution excludes the $12 million cumulative effect charge of adopting SFAS 123(R), related to the accounting for options and restricted shares of Munder.
     Morgan Stanley & Co., Incorporated acted as financial advisor and issued a fairness opinion to Comerica on this transaction. Wachtell, Lipton, Rosen & Katz acted as legal advisor to Comerica.
     Attached to this press release are a deal summary and frequently asked questions.
Forward-looking Statements
     Any statements in this news release or attachments that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
     Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned by three business segments: The Business Bank, The Retail Bank and Wealth & Institutional Management. Comerica’s approximately 10,700 employees focus on relationships, and helping people and businesses succeed. Comerica Bank locations can be found in Michigan, California, Texas, Arizona and Florida, with select businesses operating in several other states, Canada and Mexico. Comerica reported total assets of $57.1 billion at June 30, 2006. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.
Comerica Contacts—Media:
Sharon R. McMurray
313-222-4881
Sara Snyder
313-222-9617

Comerica Contacts—Investors:
Darlene P. Persons
313-222-2840
Paul Jaremski
313-222-6317
Munder Contacts:
Eric Starkman or Jacqueline Condie, Starkman & Associates
212-624-9755 or 212-252-8545 (ext. 13)

Comerica to Sell Stake in Munder Capital Management
Deal at a Glance

Buyers:	Investor group consisting of Crestview Partners, L.P. and Munder’s management. Grail Partners, LLC advised Munder’s management team, and also invested in the buyout.

Payment terms:	$302 million for Comerica’s approximately 90% interest:

	•	$232 million upon closing.

	•	8% interest-bearing, seven-year note with an initial principal amount of $70 million. Principal amount may be increased to a maximum of $80 million or decreased based on the level of revenues that relate to assets of Comerica clients managed by Munder.

	•	Comerica obtains full ownership in World Asset Management.

Assets to be managed by buyers:	$25.1 billion:

	•	$9.1 billion actively managed equity securities.

	•	$6.3 billion fixed income securities.

	•	$9.7 billion cash management assets.

Assets to be managed by Comerica:	World Asset Management, a division of Munder with $15.9 billion in indexed assets.

Expected after-tax gain on sale:	Initial: In the range of $100 — $110 million.

Future: Gains related to the note are expected to be recognized periodically as revenue targets from Comerica-referred sources are achieved.

Transaction rationale:

	•	It’s good for shareholders—Comerica will invest the proceeds into its highest growth markets and businesses and repurchase shares.

	•	It’s good for Comerica clients—Clients will continue to have access to a wide array of choices through Comerica’s open architecture platform, including Munder’s products and those of several other unaffiliated investment managers. They will also have access to Comerica Asset Management, Wilson Kemp and World Asset Management products and services.

	•	It’s good for Comerica’s business—Comerica has the right platform to continue growing its Wealth & Institutional Management business, which includes investment management, private banking, trust, brokerage and insurance services.

Expected closing:	Year-end 2006.

Comerica to Sell Stake in Munder Capital Management
Frequently Asked Questions
1.	How will Comerica customers and shareholders benefit from the transaction?

Munder investment products will continue to be a part of Comerica’s Wealth & Institutional Management offerings for our affluent clients, foundations and institutions, so our clients will still enjoy the benefits of our continued relationship with Munder.

In addition, we believe the proceeds of the transaction will help advance our overall strategy to create shareholder value. Comerica intends to continue investing in its highest growth markets and businesses and to repurchase shares.

2.	How does the transaction affect Comerica’s strategic objective to balance the company by business segment and geographic market?

Comerica remains fully committed to its strategy to grow and balance the business. Our relationship with Munder will continue, so our clients will still enjoy the wide variety of products and services available to them. In addition, Comerica intends to use the proceeds to invest in its highest growth markets and businesses and to repurchase shares. This is consistent with our overall strategy.

3.	Will Comerica consider using the proceeds for other purposes in addition to those mentioned?

At this time, Comerica intends to use the proceeds to invest in its highest growth markets and businesses and to repurchase shares. Comerica remains an active capital manager, so as other opportunities arise Comerica will deploy capital consistent with the company’s objective to enhance shareholder value.

4.	Which approvals are needed? When is the transaction expected to close?

Completion of the closing, which is currently anticipated in late 2006, is subject to certain regulatory and third party approvals and the satisfaction of other customary conditions.

5.	Why does Comerica believe the management buyout was the best option?

It was a competitive bidding process and the investor group, which included management, submitted a compelling offer that we believe represents the best interests of our shareholders and clients.

6.	What is World Asset Management and why is Comerica obtaining full ownership of it? What is the profitability of World Asset Management?

World Asset Management is a division of Munder that managed $15.9 billion in index portfolios as of June 30, 2006 for clients, including municipalities, unions, corporations,

endowments, and foundations, and acts as a sub-advisor for mutual funds. World Asset Management was originally a part of the trust division of Manufacturers Bank and became part of Comerica through the merger of the two banks. In 2001, World Asset Management was merged into Munder.

As a part of the transaction announced today, Comerica will obtain full ownership of World Asset Management. World Asset Management will continue to be a part of Comerica’s highly effective wealth management platform, which also includes Comerica Asset Management, our proprietary asset management division, and Wilson Kemp & Associates, a boutique asset manager focused on private and institutional clients. World Asset Management’s pre-tax profit was $2 million in 2005 and $1 million in the first six months of 2006.

7.	How and when will the future gains from the seven-year note be recognized? What determines whether you will receive more or less than the $70 million principal amount?

Comerica expects to receive an initial cash payment of $232 million payable upon closing, and an additional payment in the form of a seven-year interest-bearing note with an initial principal amount of $70 million.

Repayment of the principal is scheduled to begin after the sixth anniversary of the closing of the transaction and to be paid off within one year. The principal amount of the note may be increased to a maximum of $80 million or decreased depending on the level of revenues that Comerica client assets generate for Munder in the five years following the closing of the transaction. The $70 million principal amount would be realized if Munder retains a level of Comerica-referred revenues consistent with current levels. In order for the principal amount of the note to increase to the maximum of $80 million, the level of Comerica-referred revenues would need to increase by approximately ten percent from current levels, on a cumulative basis, in the five years following the closing of the transaction.

Future gains related to the note are expected to be recognized periodically as revenue targets from Comerica-referred sources are achieved. Given the current levels of Comerica-referred revenues, we expect to recognize additional gains between the end of 2007 and the fourth quarter of 2011, unless fully earned prior to that time.

8.	How will the sale of Munder impact your 2007 outlook?

As is our current practice, we will be providing our 2007 outlook in January. We have recently provided historical information on the pre-tax income of Munder for calendar years 2001-2005 and for the first six months of 2006 to give you a better idea of the contribution that Munder has made to Comerica.

9.	How much of Munder’s revenues are related to Comerica clients?

Approximately 20%, excluding World Asset Management.

10.	When did Comerica acquire Munder? What has been Comerica’s return on investment?

In 1994 Comerica became a minority partner in Munder. By 1998, we increased our stake as a result of a contractual obligation when the former principal left the firm, and in 2000 we acquired his remaining shares. Our current ownership is approximately 90 percent, fully diluted. Comerica’s return over the life of the investment is in the low-single digits.

11.	How will this sale impact the clients of Munder including Comerica clients? What is “open architecture”?

Munder and Comerica clients will still have access to Munder’s products and services. Comerica has an open architecture platform, which means that clients can choose from a wide array of investment alternatives that include Comerica’s proprietary products and services as well as those not owned by Comerica. Munder products and services will continue to be a part of our Wealth & Institutional Management product offerings for our individual and institutional clients.